                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute HENRY W. NOZKO, JR. as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as a director of ACMAT Corporation or otherwise) the Registration Statement on Form S-4 of ACMAT Corporation relating to the issuance of its Class A Stock in connection with the merger of United Coasts Corporation with and into ACMAT Corporation described therein, and any and all amendments thereto, and to file such Registration Statement on Form S-4 and any such amendment thereto with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the respective dates indicated below.

Dated: March 26, 1996                                  /s/  John C. Creasy
                                                     ---------------------------
                                                     John C. Creasy


Dated: March 26, 1996                                  /s/  Victoria C. Nozko
                                                     ---------------------------
                                                     Victoria C. Nozko


Dated: March 26, 1996                                  /s/  Michael J. Sullivan
                                                     ---------------------------
                                                     Michael J. Sullivan


Dated: March 26, 1996                                  /s/  Henry W. Nozko, Sr.
                                                     ---------------------------
                                                     Henry W. Nozko, Sr.